UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

Allegro MicroSystems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39675	46-2405937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Perimeter Road
Manchester, New Hampshire		03103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (603) 626-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2026, at the recommendation of the Nominating and Governance Committee (“NGC”) of the Board of Directors (the “Board”) of Allegro MicroSystems, Inc. (the “Company”) and in accordance with the Second Amended and Restated Stockholders Agreement, dated as of July 23, 2024, by and among the Company and Sanken Electric Co., Ltd. (the “Stockholders Agreement”), the Board took the following actions, each of which was effective on June 17, 2026: (i) expanded the size of the Board to 11 directors; (ii) elected Brian C. White to the Board as a Class III Director pursuant to Section 1(c) of the Stockholders Agreement, to serve until the Company’s 2026 annual meeting of shareholders (the “2026 Annual Meeting”) and until his successor is duly elected and qualified; and (iii) appointed Mr. White to serve as a member of the Board’s Audit Committee and as a member of the Board’s Compensation Committee. Additionally, in light of Richard R. Lury’s and Susan D. Lynch’s previously disclosed decisions not to stand for reelection at the 2026 Annual Meeting, the Board approved a decrease in the size of the Board from 11 to nine directors, effective immediately following the 2026 Annual Meeting.

The Board has determined that Mr. White qualifies as an independent director pursuant to the rules of The Nasdaq Stock Market. The Board has also determined that Mr. White meets the enhanced independence requirements for audit committee members under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of The Nasdaq Stock Market, and that Mr. White qualifies as an “audit committee financial expert” as defined by the applicable Securities and Exchange Commission (“SEC”) regulations. The Board has further determined that Mr. White meets the enhanced independence requirements for compensation committee members under the rules of The Nasdaq Stock Market.

In connection with his election, the Company entered into an indemnification agreement with Mr. White providing for the indemnification of and advancement of expenses permitted by Delaware law for claims, suits or proceedings arising out of a director’s service to the Company.

Mr. White will receive the same fees for his service on the Board and its committees as the Company’s other non-employee directors, in accordance with the Company’s director compensation program. The Company’s current director compensation program was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on January 30, 2026. Annual cash compensation and restricted stock awards will be pro-rated from the date of Mr. White’s election to the Board.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the election of Mr. White to the Board is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release issued by Allegro MicroSystems, Inc. on June 18, 2026
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGRO MICROSYSTEMS, INC.

Date: June 18, 2026	By:	/s/ Sharon S. Briansky
Sharon S. Briansky
Senior Vice President, General Counsel and Secretary